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                                                                 Exhibit 10.18


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 1st day of March, 2000, by and between Liquor.com, Inc., a Delaware corporation (the "COMPANY"), and Jonathan T. McDermott (the "EXECUTIVE").

                                    RECITALS:

         A. The Company is actively engaged in operating an e-commerce site (Liquor.com) which facilitates both the purchase and sending of liquor, wine, and other alcoholic or non-alcholic beverage by businesses and individuals for gift delivery and personal consumption.

         B. The Company is currently expanding its business by further utilizing its existing network of affiliates in the alcholic beverage industry to reduce the cost and increase the efficiency at each tier of the alcholic beverage distribution system.

         C. The Company desires to employ Executive and the Executive desires to be employed by the Company.

         D. As a condition of the Company entering into this Agreement with the Executive, Executive has agreed to execute and deliver the Confidentiality/Invention and Non-Compete Agreement attached hereto as EXHIBIT A (the "CONFIDENTIALITY AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Executive and the Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 EMPLOYMENT. The Company hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Executive shall serve as an Executive Vice President of Business Development. Executive shall have and fully perform such duties and responsibilities that may be, from time to time, assigned to him by the Company.

         1.2 ACTIVITIES AND DUTIES DURING EMPLOYMENT. Executive represents and warrants to the Company that he is free to accept employment with the Company, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his best efforts as an officer and employee of the Company. During the Employment Term (as defined below), Executive agrees:

             (a) to devote substantially all of his business, time, attention and efforts to the faithful and diligent performance of his services to the Company;



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             (b) to faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company; and

             (c) to comply with all rules and policies which, from time to time, may be adopted by the Company.


                                   ARTICLE II

                                      TERM

         2.1 TERM. The term of employment under this Agreement shall be one (1) year (the "INITIAL TERM"), commencing on the date of the Agreement (such term of employment, as it may be extended or terminated, is herein referred to as the "EMPLOYMENT TERM"), which Employment Term shall automatically renew for one year periods unless terminated by either party by written notice not less than sixty
(60) days prior to expiration of the then-current term.

         2.2 TERMINATION. The employment of Executive may be terminated as follows:

             (a) By the Company at any time without cause by providing Executive with written notice of termination. If the Company terminates Executive's employment hereunder without cause, the Company shall be obligated to pay Executive's pro-rated base salary only through the actual effective date of termination. In addition, if Executive executes a separation agreement including a general release and a reaffirmation of certain covenants in the Confidentiality Agreement in a form acceptable to the Company, the Company shall pay to Executive, in one lump sum, an amount equal to six (6) months of Executive's base salary.

             (b) By the Company immediately for "CAUSE." For the purpose of this Agreement, "CAUSE" shall mean (i) conduct amounting to fraud, embezzlement, gross negligence, or willful or illegal misconduct in connection with Executive's duties under this Agreement; (ii) any act of dishonesty in connection with the Executive's duties under this Agreement; (iii) the indictment or conviction of Executive by a court of proper jurisdiction of (or his written, voluntary and freely given confession to) a crime which constitutes a felony and/or results in injury to the Company's property, operation or reputation; (iv) any failure by the Executive to perform or observe any duty assigned to Executive hereunder or the breach of any term under this Agreement, which default has continued for a period of five (5) business days after written notice thereof from the Company to the Executive, provided that no notice or cure period shall be required after the first such offense by Executive; or (v) breach of any term of the Confidentiality Agreement, except for an unintentional breach that Executive cures within five (5) business days after written notice thereof from the Company to the Executive. If the Company terminates Executive's employment for Cause hereunder, Company shall be obligated to pay Executive's pro-rated base salary only through the actual



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         effective date of termination and shall have no other payment obligation or liability to Executive under this Agreement or otherwise.

             (c) Upon the death of Executive, and in such event, the Company shall be obligated to Executive's family or estate only for the pro-rated salary and accrued bonus as of the date of Executive's death.

             (d) By either party upon the Total Disability of the Executive. The Executive shall be considered to have a Total Disability for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his employment duties, and is expected to be in such condition for periods totaling three (3) months (whether or not consecutive) during any consecutive period of twelve (12) months. During a period of disability prior to termination hereunder, Executive shall continue to receive his base salary. If either party terminates Executive's employment upon a Total Disability of the Executive, the Company shall be obligated to pay Executive's pro-rated base salary and accrued bonus, if any, only through the actual effective date of termination.

         2.3 CESSATION OF RIGHTS AND OBLIGATIONS: SURVIVAL OF CERTAIN PROVISIONS. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

         2.4 CESSATION OF COMPENSATION. Upon any termination of the Employment Term, Executive shall be entitled to receive the compensation set forth above in
SECTION 2.2 and expense reimbursement through the date of termination; PROVIDED, HOWEVER, that any compensation or expense reimbursement payable to Executive shall be subject to any set-offs to which the Company may be entitled. Unless specifically required to be paid by law, other compensation and benefits, including accrued vacation time, will not be paid or provided after termination for any reason.


                                   ARTICLE III

                            COMPENSATION OF BENEFITS

         3.1 COMPENSATION.

             (a) During the Employment Term, the Company shall pay Executive a base salary ("BASE SALARY") of One Hundred Fifty Thousand Dollars ($150,000) per year. The Base Salary will be reviewed annually by the Board of Directors with a view to increasing it.

                  (b) The Company shall, in addition to Executive's Base Salary, pay Executive an annual performance bonus (the "PERFORMANCE BONUS") based on the Company obtaining certain targeted financial goals, as established by the Board of Directors of the Company.


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         3.2 PAYMENT. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law.

         3.3 OPTIONS. The Company shall grant to the Executive incentive stock options to purchase 50,000 shares of the Company's common stock at an exercise price equal to $3.52 per share and such other terms and conditions set forth in the Company's 2000 Stock Plan and the option agreement issued thereunder. The option shares shall vest as follows: 20,000 shares upon issuance and 2,000 shares each month thereafter until fully vested.

         3.4 BUSINESS EXPENSES.

             (a) REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses.

             (b) ACCOUNTING. The Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive within a reasonable time after receipt by the Company of appropriate documentation therefor.

         3.5 OTHER BENEFITS. Executive shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, incentive compensation and welfare or any other benefit plan or plans of the Company which may now or hereafter be in effect for executive officers of the Company. The Executive shall be entitled to two weeks paid vacation.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:



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         To Executive at his home address.

         To Company at:       Liquor.com, Inc.
                              4205 W. Irving Park Road
                              Chicago, IL 60641
                              Attn:   Chief Executive Officer
                              Ph:     773-427-8624
                              Fax:    773-427-8628

         With a copy to:      Shefsky & Froelich Ltd.
                              444 North Michigan Avenue
                              Suite 2500
                              Chicago, IL  60611
                              Attention: James R. Asmussen

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         4.2 ENTIRE AGREEMENT; AMENDMENTS, ETC. This Agreement and the Confidentiality Agreement, and the option plan and agreements referred to herein contain the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

         4.3 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Executive and the successors, assignees and transferees of the Company. This Agreement or any right or interest hereunder may not be assigned by Executive without the prior written consent of the Company.

         4.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

         4.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute



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a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         4.6 COMPLIANCE AND HEADINGS. Time is of the essence of this Agreement. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         4.7 GOVERNING LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

         4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         4.9 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.


                                       LIQUOR.COM, INC.,
                                       a Delaware corporation

                                       By: /s/ Barry Grieff
                                          -------------------------------------
                                               Barry Grieff
                                               Chief Executive Officer

                                       EXECUTIVE:

                                       /s/ Jonathan T. McDermott
                                       ----------------------------------------
                                       Jonathan T. McDermott



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